UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

FREEPORT-McMoRan INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 7, 2015, Freeport-McMoRan Inc. (the “Company”) entered into a Nomination and Standstill Agreement (the “Agreement”) with Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., Andrew Langham and Courtney Mather (collectively, the “Icahn Group”), pursuant to which the Icahn Group agreed to certain standstill provisions and the Company agreed to appoint and nominate Andrew Langham and Courtney Mather (the “Icahn Designees”) to the Company’s Board of Directors (the “Board”). The following is a summary of the terms of the Agreement and the related Confidentiality Agreement entered into by the Company and each member of the Icahn Group on October 7, 2015 (the “Confidentiality Agreement”). The summary does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Confidentiality Agreement, copies of which are attached as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Under the terms of the Agreement, the Icahn Group has agreed to certain standstill restrictions during the Standstill Period (as defined under the Agreement), including restrictions on the Icahn Group (1) soliciting or granting proxies to vote shares of the Company’s common stock, (2) initiating stockholder proposals for consideration by the Company’s stockholders, (3) nominating directors for election to the Board, (4) seeking the removal of any member of the Board, and (5) submitting proposals for or offers of certain extraordinary transactions involving the Company, in each case, subject to certain exceptions. The Agreement generally defines the “Standstill Period” as the period beginning on the date the Icahn Designees are appointed to the Board until 35 days after the date each Icahn Designee is no longer on the Board (or provides notice of his intention to resign). In addition, during the Standstill Period, at all annual or special meetings of stockholders through the Company’s 2016 annual meeting of stockholders (the “2016 Annual Meeting”) and as long as any Icahn Nominee is either appointed by the Board or will otherwise continue to be on the Board after any such meeting, the Icahn Group has agreed to vote all of its shares of the Company’s common stock (1) in favor of the election of all directors nominated by the Board, (2) against any directors proposed that are not nominated by the Board and against any proposals not recommended by the Board relating to removing any directors of the Board or otherwise changing the composition of the Board, and (3) in favor of the ratification of the appointment of the Company’s auditors.

Pursuant to the terms of the Agreement, the Company agreed to increase the size of its Board from 9 to 11 members and appoint the Icahn Designees to the Board effective immediately. Mr. Langham will be appointed to each of the Compensation Committee and Nominating and Corporate Governance Committee, and Mr. Mather will be appointed to each of the Audit Committee and Executive Committee. In addition, the Company has agreed to include the Icahn Designees in its slate of nominees for election to the Board at the 2016 Annual Meeting and use its reasonable best efforts to cause their election, including recommending that the Company’s stockholders vote in favor of the Icahn Designees. Pursuant to the terms of the Agreement, as long as an Icahn Designee is a member of the Board, the Board will not be expanded to more than 11 members. The Company also agreed that, during the Standstill Period, promptly after notice from the Icahn Group, it shall appoint one individual designated by the Icahn Group to the Board of Directors of Freeport-McMoRan Oil & Gas Inc., the Company’s wholly-owned oil and gas subsidiary.

The Company also agreed that on or prior to December 31, 2015, the Company will amend its by-laws to provide that stockholders of the Company may provide timely notice of director nominations and other business to be presented at the 2016 Annual Meeting no earlier than 90 days and no later than 60 days prior to the anniversary of the date of the Company’s 2015 annual meeting of stockholders, and that if such action is not taken prior to December 31, 2015, the Standstill Period will terminate. In addition, during the Standstill Period, the Company agreed not to implement a stockholder rights plan with a triggering threshold less than 20% and to grant the Icahn Group any waiver or approval it grants another person with respect to any rights plan implemented by the Company or the application of Section 203 of the Delaware General Corporation Law.

If at any time the Icahn Group and its controlled affiliates cease to beneficially own a “net long position” (as defined in the Agreement) of at least (1) 60 million shares of the Company’s common stock, the Icahn Group will cause one Icahn Designee to resign from the Board and the Company will only be required to include one Icahn Designee in its slate of nominees for the 2016 Annual Meeting and (2) 40 million shares of the Company’s common stock or if the Icahn Group materially breaches the Agreement, the Icahn Group will cause both Icahn Designees to resign from the Board and the Company will not be required to include either Icahn Designee in its slate of nominees for the 2016 Annual Meeting.

In connection with the Agreement, the Company and each member of the Icahn Group have also entered into the Confidentiality Agreement in respect of any information provided to the Icahn Group or its representatives by the Icahn Designees or the Company.

The Company issued a press release dated October 7, 2015, announcing the appointment of the Icahn Designees to the Board pursuant to the Agreement, a copy of which is attached hereto as Exhibit 99.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the close of business on October 5, 2015, H. Devon Graham, Jr. and Bobby Lee Lackey retired from the Board and James C. Flores resigned from the Board. Also effective October 5, 2015, Robert J. Allison, Jr., Alan R. Buckwalter, III, Thomas A. Fry, III and Charles C. Krulak retired from the Board and were appointed to the Board of Directors of FCX Oil & Gas Inc., the Company’s wholly-owned oil and gas subsidiary. In addition, the Board approved the dissolution of the Office of the Chairman management structure.

As a result of the retirements and resignation from the Board, the size of the Board was reduced from 16 to 9 members. The continuing members of the Company’s Board are James R. Moffett, Richard C. Adkerson, Gerald J. Ford, Robert A. Day, Lydia H. Kennard, Jon C. Madonna, Dustan E. McCoy, Stephen H. Siegele and Frances Fragos Townsend. The Company issued a press release dated October 6, 2015, announcing the new Board structure, a copy of which is attached hereto as Exhibit 99.1.

In addition, on October 7, 2015, pursuant to the Agreement described in Item 1.01 of this Current Report on Form 8-K, the Company agreed to increase the size of its Board from 9 to 11 members and agreed to appoint the Icahn Designees to the Company’s Board effective immediately. Mr. Langham will be appointed to the Compensation Committee and the Nominating and Corporate Governance Committee, and Mr. Mather will be appointed to the Audit Committee and the Executive Committee. The Company issued a press release dated October 7, 2015, announcing the appointment of two new directors pursuant to the Agreement described in Item 1.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.2.

The Icahn Designees will be eligible to receive the same compensation and indemnification as the Company’s other non-management directors as described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2015.

There are no transactions between Mr. Langham and the Company or between Mr. Mather and the Company that would be reportable under Item 404(a) of Regulation S-K.

The Board is in the process of reviewing the composition of the Board committees.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer & Treasurer (authorized signatory and Principal Financial Officer)

Date: October 7, 2015

Freeport-McMoRan Inc.

Exhibit Index

Exhibit Number

10.1	Nomination and Standstill Agreement dated October 7, 2015, by and between Freeport-McMoRan Inc., Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., Andrew Langham and Courtney Mather.

10.2	Confidentiality Agreement dated October 7, 2015, by and between Freeport-McMoRan Inc., Carl C. Icahn, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp., Andrew Langham and Courtney Mather.

99.1	Press release dated October 6, 2015, titled “Freeport-McMoRan Inc. Announces New Board Structure & Review of Strategic Alternatives for its Oil & Gas Business.”

99.2	Press release dated October 7, 2015, titled “Freeport-McMoRan Inc. Appoints Two New Directors.”